Exhibit 99.1

PRIVILEGED AND CONFIDENTIAL

Kredivo, the Leading Digital Consumer Credit Platform in Southeast Asia,

Announces Plans to Become a Publicly Traded Company via Merger

with VPC Impact Acquisition Holdings II

Kredivo is the largest and fastest growing buy now, pay later platform in Indonesia, Southeast Asia’s largest economy, fueled by a rapidly growing middle class and e-commerce market

Institutional investors committed $120 million in a PIPE led by Marshall Wace, Corbin Capital, SV Investment, Palantir Technologies, Maso Capital, and sponsor Victory Park Capital, with a concurrent equity commitment of $55 million from existing FinAccel investors NAVER and Square Peg

Transaction assigns FinAccel, Kredivo’s parent company, an expected pro forma equity value of approximately $2.5 billion and is expected to deliver over $430 million of gross proceeds to the company

Public listing expected to enable Kredivo’s continued growth in Indonesia, expansion into regional markets, and the ability to enter new business lines

SINGAPORE, JAKARTA and CHICAGO – August 2, 2021 – FinAccel, the parent of Kredivo, the leading AI-enabled digital consumer credit platform in Southeast Asia, and VPC Impact Acquisition Holdings II (NASDAQ: VPCB) (“VPCB”), a special purpose acquisition company sponsored by Victory Park Capital (“VPC”), today announced that they have entered into a definitive agreement for a business combination that will result in FinAccel becoming a publicly traded company with an expected pro forma equity value of approximately $2.5 billion, assuming no redemptions.

Kredivo provides customers instant credit financing for e-commerce and offline purchases, as well as personal loans, based on proprietary, AI-enabled real-time decisioning. With nearly 4 million approved customers today and a presence across eight of the top 10 e-commerce merchants in Indonesia, it is the largest and fastest growing buy now, pay later (BNPL) platform in Indonesia today, with plans to expand into regional markets such as Vietnam and Thailand in the near future. Kredivo serves a target segment that comprises the rapidly growing middle class of Indonesia, with interest rates that are amongst the lowest in the country, and an application and approval process that takes as little as two minutes.

Kredivo has a track record of being a superior solution for online and offline merchants. With less than 10% of the middle class in Indonesia in possession of a credit card, merchants partner with Kredivo to help increase customer spend. Surveyed merchants that partner with Kredivo experience more than double the average basket size, up to three times more frequent transactions, and over 50% of these merchants say Kredivo helps increase cart conversion rate during checkout.

“As the top buy now, pay later platform in Indonesia, Kredivo is an established force in the large and rapidly growing point of sale financing market,” said Akshay Garg, Co-Founder and CEO of FinAccel. “Unlike Western markets where credit is readily accessible, traditional banks in Southeast Asia have historically provided little consumer credit in our markets, which creates a large opportunity for Kredivo to tap into other credit needs, such as personal loans, and fulfill our vision of providing fast, affordable, and easily accessible credit to tens of millions of customers in the region. Considering that 66% of Southeast Asia’s population is unbanked or under-banked, we also see a very attractive opportunity to serve these customers with other financial services, outside of credit. We are proud to have the continued support of our longstanding investors in our pursuit to realize our long-term vision and growth strategy.”

Victory Park Capital, a global investment firm headquartered in Chicago, has a long track record of executing debt and equity financing transactions with some of the largest, most innovative global fintech companies. VPC and Kredivo have a long-standing relationship, with VPC providing an initial $100 million credit facility to the company in July 2020 and upsizing it to $200 million in June 2021. In addition, VPC and its limited partners have invested approximately $30 million into the PIPE and are committed to a two-year lockup on their sponsor shares, unless otherwise accelerated based on average trading performance measures beginning one-year following the closing. VPCB completed its initial public offering in March 2021.

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“Since our initial investment in 2020, we continue to be impressed by Kredivo’s rapid growth and strong credit metrics and unit economics,” said Gordon Watson, Co-CEO of VPCB and Partner at VPC. “The company has created an impressive platform that enables it to expand into new markets. Its world-class management team has a proven ability to not only execute on its strategy, but also revolutionize fintech across Southeast Asia.”

FinAccel has been backed by high-quality investors including Square Peg, Mirae Asset, NAVER, Jungle Ventures, GMO Internet, and Telkom Indonesia.

Kredivo Highlights

•	Operates within a fast-growing e-commerce market (over 20% per annum) with the potential for $145B NMV by 2025

•	Accelerating growth momentum with total user base doubling in the last 10 months and annualized revenue doubling in the last seven months

•	Market leader with at least 50% BNPL wallet share across most of the major Indonesian e-commerce merchants

•	Average customer transacts 25x per year on the platform, a far higher engagement rate than global peers

•	Globally proven open-loop payments model with attractive unit economics

•	Deep regulatory moat with licenses in core and expansion markets

•	Proprietary AI-enabled risk models and collections processes delivering risk metrics in line with banks’, and the ability to scale risk models in other similarly credit deficient regional markets

•	Brings demonstrable value and has a track record of being a superior solution for online merchants with 100% digital UX and automation

•	Durable growth vectors with a clear pathway to synergistic expansion opportunities

Key Transaction Terms

Upon completion of the transaction, the combined company is expected to have a pro forma equity value of approximately $2.5 billion, assuming no redemptions. It is expected to result in over $430 million of cash on the combined company’s balance sheet, reflecting a contribution of up to $256 million of cash held in VPCB’s trust account (assuming none of VPCB’s stockholders redeem their shares), a $120 million concurrent private placement (PIPE) led by Marshall Wace, Corbin Capital, SV Investment, Palantir Technologies, Maso Capital, and sponsor VPC, with a concurrent equity commitment of $55 million from existing FinAccel investors NAVER (through NAVER Financial) and Square Peg.

The proposed business combination has been unanimously approved by the respective Boards of Directors of Kredivo and VPCB, and is subject to approval by VPCB’s stockholders, regulatory approvals and other customary closing conditions. The business combination is expected to close no later than the first quarter of 2022.

A more detailed description of the business combination and a copy of the Business Combination Agreement will be included in a Current Report on Form 8-K to be filed by VPCB with the United States Securities and Exchange Commission (the “SEC”). VPCB will also file a registration statement (which will contain a proxy statement/prospectus) with the SEC in connection with the business combination.

Advisors

Goldman Sachs (Singapore) Pte. is serving as financial advisor and Cooley LLP is serving as legal advisor to Kredivo. Citigroup is serving as capital markets advisor to VPCB and Citigroup, Jefferies, and Goldman Sachs (Singapore) Pte. are serving as co-placement agents on the PIPE. White & Case LLP is serving as legal advisor to VPCB.

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Management Presentation

An on-demand investor webcast hosted by the management teams of Kredivo and VPC Impact Acquisition Holdings II discussing the proposed business combination can be accessed by visiting https://event.on24.com/wcc/r/3340632/D0DC8D65B9B831777DDD8040D056A57D.

For materials and information, visit https://finaccel.co/2021/08/kredivo-go-public-with-vpcii/ for Kredivo and https://www.victoryparkcapital.com/vih/vpc-impact-acquisition-holdings-ii/ for VPCB. VPCB will also file the presentation with the SEC as an exhibit to a Current Report on Form 8-K, which can be viewed on the SEC’s website at www.sec.gov.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the federal securities laws with respect to the proposed transaction between FinAccel Pte. Ltd. (“FinAccel”), AG1 Holdings, Ltd. (“Kredivo”) and VPC Impact Acquisition Holdings II (“VPCB”), and also contains certain financial forecasts and projections. All statements other than statements of historical fact contained in this document, including, but not limited to, statements as to future results of operations and financial position, planned products and services, business strategy and plans, objectives of management for future operations of FinAccel, market size and growth opportunities, competitive position, technological and market trends and the potential benefits and expectations related to the terms and timing of the proposed transactions, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” or other similar expressions. All forward-looking statements are based upon estimates and forecasts and reflect the views, assumptions, expectations, and opinions of VPCB and FinAccel, which are all subject change due to various factors including, without limitation, changes in general economic conditions as a result of COVID-19. Any such estimates, assumptions, expectations, forecasts, views or opinions, whether or not identified in this document, should be regarded as indicative, preliminary and for illustrative purposes only and should not be relied upon as being necessarily indicative of future results.

The forward-looking statements and financial forecasts and projections contained in this document are subject to a number of factors, risks and uncertainties. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the timing and structure of the business combination; changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations; the inability of the parties to successfully or timely consummate the business combination, the PIPE investment and other transactions in connection therewith, including as a result of the COVID-19 pandemic or the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the shareholders of VPCB or FinAccel is not obtained; the risk that the business combination disrupts current plans and operations of VPCB or FinAccel as a result of the announcement and consummation of the business combination; the ability of FinAccel to grow and manage growth profitably and retain its key employees including its chief executive officer and executive team; the inability to obtain or maintain the listing of the post-acquisition company’s securities on Nasdaq following the business combination; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to FinAccel; the amount of redemption requests made by VPCB’s shareholders and the amount of funds available in the VPCB trust account; the overall level of demand for FinAccel’s services; general economic conditions and other factors affecting FinAccel’s business; FinAccel’s ability to implement its business strategy; FinAccel’s ability to manage expenses; changes in applicable laws and governmental regulation and the impact of such changes on FinAccel’s business, FinAccel’s exposure to litigation claims and other loss contingencies; the risks associated with negative press or reputational harm; disruptions and other impacts to FinAccel’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; FinAccel’s ability to protect patents, trademarks and other

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intellectual property rights; any breaches of, or interruptions in, FinAccel’s technology infrastructure; changes in tax laws and liabilities; and changes in legal, regulatory, political and economic risks and the impact of such changes on FinAccel’s business. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Kredivo’s registration statement on Form F-4, the proxy statement/consent solicitation statement/prospectus discussed below, VPCB’s Quarterly Report on Form 10-Q and other documents filed by Kredivo or VPCB from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. In addition, there may be additional risks that neither VPCB nor FinAccel presently know, or that VPCB or FinAccel currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Forward-looking statements reflect VPCB’s and FinAccel’s expectations, plans, projections or forecasts of future events and view. If any of the risks materialize or VPCB’s or FinAccel’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

Forward-looking statements speak only as of the date they are made. VPCB and FinAccel anticipate that subsequent events and developments may cause their assessments to change. However, while Kredivo, VPCB and FinAccel may elect to update these forward-looking statements at some point in the future, Kredivo, VPCB and FinAccel specifically disclaim any obligation to do so, except as required by law. The inclusion of any statement in this document does not constitute an admission by FinAccel nor VPCB or any other person that the events or circumstances described in such statement are material. These forward-looking statements should not be relied upon as representing VPCB’s or FinAccel’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements. In addition, the analyses of FinAccel and VPCB contained herein are not, and do not purport to be, appraisals of the securities, assets or business of the FinAccel, VPCB or any other entity.

Non-IFRS Financial Measures

This document may also include references to non-IFRS financial measures. Such non-IFRS measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with IFRS, and such non-IFRS measures may be different from non-IFRS financial measures used by other companies.

Important Information About the Proposed Transactions and Where to Find It

This document relates to a proposed transaction between FinAccel and VPCB. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed transactions will be submitted to shareholders of VPCB for their consideration.

Kredivo intends to file a registration statement on Form F-4 (the “Registration Statement”) with the SEC which will include preliminary and definitive proxy statements to be distributed to VPCB’s shareholders in connection with VPCB’s solicitation for proxies for the vote by VPCB’s shareholders in connection with the proposed transactions and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to FinAccel’s shareholders in connection with the completion of the proposed business combination. VPCB and Kredivo also will file other documents regarding the proposed transaction with the SEC.

After the Registration Statement has been filed and declared effective, VPCB will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed transactions. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that VPCB will send to its shareholders in connection with the business combination. VPCB’s shareholders and other interested persons are advised

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to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with VPCB’s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the proposed transactions, because these documents will contain important information about VPCB, Kredivo, FinAccel and the proposed transactions. Shareholders and investors may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed transactions and other documents filed with the SEC by VPCB, without charge, at the SEC’s website located at www.sec.gov or by directing a request to VPCB. The information contained on, or that may be accessed through, the websites referenced in this document is not incorporated by reference into, and is not a part of, this document.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

VPCB, Kredivo and FinAccel and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from VPCB’s shareholders in connection with the proposed transactions. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of VPCB’s shareholders in connection with the proposed transactions will be set forth in Kredivo’s proxy statement/prospectus when it is filed with the SEC. You can find more information about VPCB’s directors and executive officers in VPCB’s final prospectus filed with the SEC on March 8, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This document is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

Kredivo

Investors

ir@finaccel.co

Media

Kevin Brown

kevin@clarity.pr

VPC Impact Acquisition Holdings II

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Media

Jordan Niezelski, Edelman

jordan.niezelski@edelman.com

Investors

vih2info@victoryparkcapital.com